Exhibit 99.1

SenesTech Announces First Quarter 2020 Financial and Operational Results

PHOENIX, Ariz., May 15, 2020 — SenesTech, Inc. (NASDAQ: SNES), a developer of proprietary, next generation technologies for managing animal pest populations through fertility control, today announced financial and operational results for the first quarter of fiscal year 2020, which ended on March 31, 2020.

Ken Siegel, CEO of SenesTech, commented, “We are working through the impact of COVID-19, which has presented challenges, especially to our field work and direct sales. We have been particularly challenged by our field research and sales teams’ inability to directly interact with customers, including a number of project locations within the poultry, municipal, and retail segments. In terms of opportunities, we successfully launched our direct-to-consumer model towards the end of the first quarter. We plan to leverage this sales tool quickly and expand adoption of ContraPest in the DIY market, while also resuming our field efforts as COVID-19 restrictions ease.”

“At the same time, we note a renewal of attention on public health and finding solutions to reduce vectors of disease transmission, such as rats. We expect that this surge in awareness will lead to more customers looking for solutions that can effectively address rodent control,” Mr. Siegel concluded.

Financial Results Highlights

●	Revenue during the first quarter of 2020 was $37,000 compared to $19,000 in the year ago first quarter.

●	On a GAAP basis, net loss for the first quarter of 2020 was $(2.3) million, compared with a net loss of $(2.4) million for first quarter of 2019.

●	Adjusted EBITDA loss, which is a non-GAAP measure of operating performance, for the first quarter of 2020 was $(2.1) million versus $(2.0) million in the first quarter of 2019.

●	Subsequent to the end of the first quarter of 2020, the Company closed an approximately $5.0 million public offering priced at-the-market under Nasdaq rules, and entered entered into a loan agreement in an aggregate principal amount of $645,700 pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act. Cash at the end of the first quarter of 2020, together with the loan and the net proceeds from the public offering, was $6.4 million.

In response to the uncertainty created by the novel coronavirus (COVID-19), the Company implemented a number of operational safeguards and greatly reduced business travel and in-office presence. In addition, our non-employee directors and executive officers agreed to a 25% reduction in cash compensation. The Company will continue to evaluate the impact from the global pandemic and determine what further steps will be appropriate.

Use of Non-GAAP Measure

Adjusted EBITDA is a non-GAAP measure. However, this measure is not intended to be a substitute for those financial measures reported in accordance with GAAP. Adjusted EBITDA has been included because management believes that, when considered together with the GAAP figures, it provides meaningful information related to our operating performance and liquidity and can enhance an overall understanding of financial results and trends. Adjusted EBITDA may be calculated by us differently than other companies that disclose measures with the same or similar term. See our attached financials for a reconciliation of this non-GAAP measure to the nearest GAAP measure.

Conference Call Details

Date and Time: 11:00 am ET (8:00 am PT) on Friday, May 15, 2020

Call-in Information: Interested parties can access the conference call by dialing (844) 308-3351 or (412) 317-5407.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Investor Relations section of the Company’s website at http://senestech.investorroom.com/.

Replay:

A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10144162. A webcast replay will be available in the Investor Relations section of the Company’s website at http://senestech.investorroom.com/ for 90 days.

About SenesTech

SenesTech is changing the model for pest management by targeting one of the root causes of the problem: reproduction.

ContraPest® is an innovative technology with an approach that targets the reproductive capabilities of both sexes in rat populations, inducing egg loss in female rats and impairing sperm development in males. Using a proprietary bait delivery method, ContraPest® is dispensed in a highly palatable liquid formulation that promotes sustained consumption by rat communities. ContraPest® is designed, formulated and dispensed to be low hazard for handlers and non-target species such as wildlife, livestock and pets, where the active ingredients break down rapidly.

We believe ContraPest® will establish a new paradigm in rodent control, resulting in a decreased reliance on lethal options. For more information visit the SenesTech website at www.senestech.com.

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. “Forward-looking statements” may be preceded by words such as “may,” “future,” “plan” or “planned,” “will,” “should,” “expected,” “anticipates,” “continue,” “eventually,” “believes,” or “projected.” Forward-looking statements include statements concerning the potential impact and effects of the COVID-19 pandemic on the Company’s business, results of operations and financial performance; any measures the Company has and may take in response to COVID-19 and any expectations the Company may have with respect thereto; the Company’s strategy and target marketing and markets; continuing the Company’s vision; expected benefits of the Company’s initiatives and continuation of those initiatives; deployment of the Company’s product; the continuation or expansion of the use of ContraPest; demand for ContraPest; the Company’s expectation regarding costs, expenses and cash and continuing its cost improvement plan; future financial results; and the Company’s execution of its strategic business plan.

Investors should not unduly rely on forward-looking statements. Such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those made in the forward-looking statements, including as a result of various factors and other risks, such as market acceptance and demand for the Company’s products, customers completing order commitments, the Company’s ability to reduce costs and execute on its plans and continuing to believe it is following the best strategy, the Company having sufficient financing, and other factors identified in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports filed on Form 10-Q. All forward-looking statements speak only as of the date on which they were made based on management’s assumptions as of such date. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACT:

Investors: Robert Blum, Joe Dorame, Joe Diaz, Lytham Partners, LLC,

602-889-9700, senestech@lythampartners.com

Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc.,

928-779-4143

SENESTECH, INC.

CONDENSED BALANCE SHEETS

(In thousands, except shares and per share data)

	March 31,	December 31,
	2020	2019
ASSETS	(Unaudited)

Current assets:
Cash	$1,492	$1,936
Accounts receivable trade, net	22	26
Accounts receivable-other	-	123
Prepaid expenses	297	257
Inventory	1,162	1,180
Deposits	18	20
Total current assets	2,991	3,542

Right to use asset-operating leases	622	699
Property and equipment, net	636	738
Total assets	$4,249	$4,979

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term debt	$116	$123
Accounts payable	739	265
Accrued expenses	600	1,193
Total current liabilities	1,455	1,581

Long-term debt, net	96	137
Operating lease liability	624	694
Total liabilities	2,175	2,412

Commitments and contingencies (See note 12)	-	-

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 1,819,981 and 1,414,671 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	2	1
Additional paid-in capital	100,670	98,433
Accumulated deficit	(98,598)	(95,867)
Total stockholders’ equity	2,074	2,567

Total liabilities and stockholders’ equity	$4,249	$4,979

The accompanying notes are an integral part of these financial statements.

SENESTECH, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except shares and per share data)

(Unaudited)

	For the Three Months
	Ended March 31,
	2020	2019

Revenue:
Sales	$37	$19
Cost of sales	22	12
Gross profit	15	7

Operating expenses:
Research and development	296	464
Selling, general and administrative	2,045	1,904
Total operating expenses	2,341	2,368

Net operating loss	(2,326)	(2,361)

Other income (expense):
Interest income	2	15
Interest expense	(8)	(13)
Other income (expense)	15	(5)
Total other income (expense)	9	(3)

Net loss and comprehensive loss	(2,317)	(2,364)
Deemed dividend-warrant price protection-revaluation adjustment	414	-
Net loss attributable to common shareholders	$(2,731)	$(2,364)

Weighted average common shares outstanding - basic and fully diluted	1,611,304	1,175,920

Net loss per common share - basic and fully diluted	$(1.69)	$(2.01)

The accompanying notes are an integral part of these financial statements.

SenesTech Inc.

Itemized Reconciliation Between Net Loss and Non-GAAP Adjusted EBITDA

For the Three Months Ended March 31, 2020 and 2019

(Unaudited)

	For the Three Months
	Ended March 31,
(in thousands)	2020	2019
Net Loss (As Reported, GAAP)	(2,317)	(2,364)

Non-GAAP Adjustments:
Interest expense (income), net	6	(2)
Stock-based compensation	151	252
Reserve for future severance payments	(51)
Gain on investments	(15)	-
Change in fair value of derivative	-	5
Depreciation expense	77	111
Total of non-GAAP adjustments	168	366

Adjusted EBITDA Loss (Non-GAAP)	(2,149)	(1,998)